SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.     )

Filed by the registrant /*/
Filed by a party other than the registrant / /
Check the appropriate box:
/*/  Preliminary proxy statement
/ /  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


               Dreyfus Strategic Governments Income, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



               Dreyfus Strategic Governments Income, Inc.
                -----------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transactions applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


     (4) Proposed maximum aggregate value of transaction:

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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     * Set forth the amount on which the filing fee is calculated and state how it was determined.


Notes:

PRELIMINARY COPY
                DREYFUS STRATEGIC GOVERNMENTS INCOME, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:
DREYFUS STRATEGIC GOVERNMENTS INCOME, INC.
         The Annual Meeting of Stockholders of Dreyfus Strategic Governments Income, Inc. (the "Fund") will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, on Friday, June 5, 1998 at 10:00 a.m. for the following purposes:
         1. To consider a proposal to convert the Fund from a closed-end investment company to an open-end investment company. This proposal includes:
               a. Changing the Fund's subclassification from a closed-end investment company to an open-end investment company;
               b. Amending and restating the Fund's Articles of Incorporation; and
               c. Changing certain fundamental investment policies of the Fund.
         2.  To elect Directors as follows:
               a. If Proposal 1 is not approved to elect two Class III Directors to serve for a specified term and until their successors are duly elected and qualified.
               b. If Proposal 1 is approved as described in the Proxy Statement, to elect eight Directors to hold office until their successors are duly elected and qualified.
         3. To ratify the selection of Ernst & Young LLP as independent auditors of the Fund.
         4. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.
         Stockholders of record at the close of business on March 27, 1998 will be entitled to receive notice of and to vote at the meeting.
                                          By Order of the Board

                                          Michael S. Petrucelli
                                          Assistant Secretary
New York, New York
March ______, 1998

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                    WE NEED YOUR PROXY VOTE IMMEDIATELY

        A STOCKHOLDER MAY THINK HIS VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE ANNUAL MEETING OF STOCKHOLDERS OF THE FUND WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE FUND, AT STOCKHOLDERS' EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.
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PRELIMINARY COPY
             DREYFUS STRATEGIC GOVERNMENTS INCOME, INC.
                         PROXY STATEMENT
                   ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD ON FRIDAY, JUNE 5, 1998

         This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Dreyfus Strategic Governments Income, Inc. (the "Fund") to be used at the Annual Meeting of Stockholders (the "Meeting") of the Fund, to be held on Friday, June 5, 1998 at 10:00 a.m. at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on March 27, 1998 are entitled to receive notice of and to vote at the Meeting. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by giving another proxy or by letter or telegram directed to the Fund, which must indicate the stockholder's name. To be effective, such revocation must be received before the Meeting. In addition, any stockholder who attends the Meeting in person may vote by ballot at the Meeting, thereby cancelling any proxy previously given. As of March 27, 1998, ____________ shares of the Fund's common stock were issued and outstanding.
         It is estimated that proxy materials will be mailed to stockholders of record on or about April 6, 1998. The Fund's principal executive offices are located at 200 Park Avenue, New York, New York 10166. COPIES OF THE FUND'S MOST RECENT ANNUAL REPORT ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, BY WRITING TO THE FUND AT 144 GLENN CURTISS BOULEVARD, UNIONDALE, NEW YORK 11556-0144, OR BY CALLING TOLL-FREE 1-800-334-6899.
PROPOSAL 1. TO CONVERT THE FUND FROM A CLOSED-END INVESTMENT COMPANY TO AN OPEN-END INVESTMENT COMPANY
**THE FUND'S BOARD OF DIRECTORS DOES NOT FAVOR THIS PROPOSAL**
INTRODUCTION
         The Fund has operated as a non-diversified, closed-end management investment company since its inception in 1988. As a closed-end fund, the Fund's shares are bought and sold in the securities markets at prevailing prices, which may be equal to, less than, or greater than its net asset value. The Fund's Prospectus provides, in relevant part, that, commencing on January 1, 1993, and in each year thereafter, if shares of the Fund have traded on the New York Stock Exchange (the "NYSE") at an average discount from net asset value of more than 10%, determined on the basis of the discount as of the end of the last trading day in each week during a period of 12 calendar weeks preceding the beginning of such year, the Fund will submit (the "Required Submission") to its stockholders at the next succeeding annual meeting of stockholders a proposal to convert the Fund from a closed-end investment company to an open-end investment company. For the 12 calendar week period from October 10, 1997 through December 26, 1997, the Fund's shares traded on the NYSE at an average discount from net asset value of 11.65%, determined in accordance with the provisions of the Fund's Prospectus. As a result, the Fund is required to submit Proposal 1 for stockholders' consideration at the Meeting.


CONSIDERATION AND RECOMMENDATION OF BOARD OF DIRECTORS
         At a meeting held on February 4, 1998, the Fund's Board of Directors reviewed detailed information concerning the legal and operational differences between closed-end and open-end investment companies, the Fund's performance to date as a closed-end fund, the historical relationship between the market price of its shares and their net asset value and the possible effects of conversion on the Fund. The Board also considered attempts by the Fund to reduce the market value discount from net asset value by repurchasing Fund shares in the open market. AT THAT MEETING, ALTHOUGH IT RECOGNIZED THAT THE REQUIRED SUBMISSION MUST BE MADE, THE BOARD DETERMINED NOT TO SUPPORT PROPOSAL 1.
         The Board believes that conversion to an open-end investment company could expose the Fund to the risk of a substantial reduction in its size and a possible loss of economies of scale and an increase in the Fund's expenses as a percentage of net asset value, as described under "Certain Effects of Conversion on the Fund_Potential Increase in Expense Ratio and Decrease in Size" below. The Board believes that conversion also presents the possibility that the functioning of the Fund's portfolio management and its investment performance, as described under "Certain Effects of Conversion on the Fund_Portfolio Management" below, could be adversely affected. ACCORDINGLY, THE BOARD DOES NOT BELIEVE THAT CONVERSION OF THE FUND TO AN OPEN-END INVESTMENT COMPANY IS IN THE BEST INTERESTS OF THE FUND AND ITS STOCKHOLDERS.
         While conversion would eliminate the possibility of the Fund's shares ever trading at a discount from net asset value, the Board took note of the fact that, from inception through December 31, 1997, the Fund's shares from time to time have traded at a premium, and that, notwithstanding the more recent discounts during the last 12 calendar weeks of 1997, the shares have traded from inception through ________, 1998 at an average discount of -____%. See "Differences Between Open-End and Closed-End Investment Companies_Redeemable Shares; Elimination of Discount and Premium" below. The Fund's average annual premium/discount by year is as follows:


  YEAR                                          PREMIUM/DISCOUNT
  1988                                               -1.46%
  1989                                               -2.48%
  1990                                               -5.38%
  1991                                                1.99%
  1992                                                4.85%
  1993                                                3.38%
  1994                                               -6.55%
  1995                                              -11.22%
  1996                                              -12.85%
  1997                                              -12.33%
  1998 (through ______)                             ______%
On _________, 1998, the closing price of a Fund share on the NYSE was _____% below its net asset value.
         At this time, the Board does not believe that eliminating the possibility of a discount justifies the risk of reduced size, changes to the Fund's portfolio management that might be required and the potential adverse effect on its investment performance that conversion could entail.
         If Proposal 1 is not approved by stockholders, the Fund will remain a closed-end investment company and the Board of Directors will consider whether any other actions should be taken with respect to the market discount from net asset value at which the Fund's shares trade.
         As described below, if stockholders vote to convert the Fund to an open-end investment company, the Board will cause the Fund to impose a redemption fee for a period of 12 months from the conversion date of 1% of the amount redeemed.

                                       [Page 2]

DIFFERENCES BETWEEN OPEN-END AND CLOSED-END INVESTMENT COMPANIES
         FLUCTUATION OF CAPITAL. The Fund currently is registered as a "closed-end" investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). Closed-end investment companies generally neither redeem their outstanding stock nor engage in the continuous sale of new securities, and thus operate with a relatively fixed capitalization. The stock of closed-end investment companies ordinarily is bought and sold on national securities exchanges; the Fund's shares since inception have been traded on the NYSE.
         In contrast, open-end investment companies, commonly referred to as "mutual funds," issue redeemable securities. The holders of redeemable securities have the right to surrender such securities to the mutual fund and obtain in return their proportionate share of the value of the mutual fund's net assets at the time of redemption (less any redemption fee charged by the fund or contingent deferred sales charge imposed by the fund's distributor). Most mutual funds (including the Fund, if the proposed conversion is effected) also continuously issue new shares of stock to investors at a price based on the fund's net asset value at the time of such issuance.
Accordingly, an open-end investment company will experience continuing inflows and outflows of cash, and may experience net sales or net redemptions of its shares.
         REDEEMABLE SHARES; ELIMINATION OF DISCOUNT AND PREMIUM. Open-end investment companies are required to redeem their shares at a price based upon their then-current net asset value (except under certain circumstances, such as when the NYSE is closed or trading thereon is restricted, or when redemptions may otherwise be suspended in an emergency as permitted by the 1940 Act). The open-end fund structure thus precludes the possibility of the mutual fund's shares trading at a discount from, or a premium to, net asset value. Mutual funds generally are required to value their assets on each business day in order to determine the current net asset value on the basis of which their shares may be redeemed by stockholders or purchased by investors. Net asset values of most mutual funds are published daily by leading financial publications. The shares of closed-end investment companies, on the other hand, are bought and sold in the securities markets at prevailing market prices, which may be equal to, less than, or more than net asset value.
         If approved by stockholders, upon conversion of the Fund to an open-end investment company, stockholders who wish to realize the value of their shares would be able to do so by redeeming their shares at net asset value (less the redemption fee discussed below). As a result, the discount from net asset value at which the Fund's shares currently trade on the NYSE would be eliminated. Conversion also would eliminate, however, any possibility that the Fund's shares could trade at a premium over net asset val ue and could result in the potential adverse effects on the Fund's portfolio management and expense ratio.
         RAISING CAPITAL. Closed-end investment companies may not issue new shares at a price below net asset value except in rights offerings to existing shareholders, in payment of distributions, and in certain other limited circumstances. Accordingly, the ability of closed-end investment companies to raise new capital is restricted, particularly at times when their shares are trading at a discount to net asset value. The shares of open-end investment companies, on the other hand, generally are offered on a continuous basis at net asset value, or at net asset value plus a sales charge.
         REGISTRATION OF SECURITIES. The Fund's shares currently are listed and traded on the NYSE (Symbol: DSI). If the Fund converts to an open-end investment company, its shares would immediately be delisted from the NYSE. Delisting would save the Fund the annual exchange listing fees of approximately [$24,000]; but, as noted below, the Fund would have to pay Federal and state registration fees on sales of new shares. Any net savings or increased cost to the Fund because of the different expenses is not expected to materially affect the Fund's expense ratio.
         UNDERWRITING; BROKERAGE COMMISSIONS OR SALES CHARGES ON PURCHASES
AND SALES. Open-end investment companies typically seek to sell new shares on a continuous basis in order to offset redemptions and avoid reduction in asset size. Shares of "load" open-end investment companies ordinarily are offered and sold through a principal underwriter, which deducts a sales charge from the purchase price at the time of purchase or from the redemption proceeds at the time of redemption, or receives a distribution fee from the fund, or both, to compensate it and securities dealers for sales and marketing services (see below). Shares of "no-load" open-end investment companies are sold at net asset value, without a sales charge, with the fund's investment adviser or distributor ordinarily bearing the cost of sales and marketing from its own resources. Shares of closed-end investment companies, on the other hand, are bought and sold in secondary market transactions at prevailing market prices subject to the brokerage commissions charged by the broker-dealer firms executing such transactions.
         STOCKHOLDER SERVICES. Open-end investment companies typically provide more services to stockholders and incur correspondingly higher servicing expenses. To compensate the Fund's distributor for the provision of certain services to stock
                                       [Page 3]

holders of the Fund as an open-end investment company, the Fund would adopt a Shareholder Services Plan. Pursuant to such plan, the Fund would pay an annual fee of .25% of the value of its average daily net assets for the provision of personal services relating to stockholder accounts, such as answering stockholder inquiries regarding the Fund and providing reports and other information, and services related to the maintenance of stockholder accounts.
         Other services generally offered by a family of open-end funds include enabling stockholders to exchange their investment from one fund into another fund that is part of the same family of open-end funds. The Dreyfus Family of Funds currently consists of 175 separate portfolios, with different investment objectives and policies. Shares of the various funds in the Dreyfus Family of Funds generally are eligible to be exchanged, in a taxable transaction, for shares of certain other Dreyfus-managed funds. If the Fund converts to an open-end investment company, the Fund would offer the exchange service as well as certain other stockholder services and privileges currently offered stockholders of other Dreyfus-managed open-end funds.
         SENIOR SECURITIES AND BORROWINGS. The 1940 Act prohibits open-end investment companies from issuing "senior securities" representing indebtedness (i.e., bonds, debentures, notes and other similar securities), other than indebtedness to banks when there is an asset coverage of at least 300% for all borrowings. Closed-end investment companies, on the other hand, are permitted to issue senior securities representing indebtedness to any lender if the 300% asset coverage is met. In addition, closed-end investment companies may issue preferred stock (subject to various limitations), whereas open-end investment companies generally may not issue preferred stock. This ability to issue senior securities may give closed-end investment companies more flexibility than mutual funds in "leveraging" their stockholders' investments. The Fund currently has no indebtedness to banks or other lenders and has no authorized class of senior securities or any plan for issuing any. The Board of Directors does not believe that the limitations on leverage imposed by the 1940 Act on mutual funds would impair the Fund's operations as an open-end investment company.
         ANNUAL STOCKHOLDERS MEETINGS. As a closed-end investment company listed on the NYSE, the Fund is required by the rules of the NYSE to hold annual meetings of its stockholders. If the Fund were converted to an open-end investment company, it would no longer be subject to these NYSE rules and annual stockholder meetings would be eliminated, except when required for certain 1940 Act matters. By not having to hold annual stockholders meetings, the Fund would save the costs of preparing proxy materials and soliciting stockholders' votes on the usual proposals contained therein.
Based on the number of outstanding shares and stockholders as of the record date, such costs aggregate approximately [$45,000] per year; however, these savings would not be expected to materially affect the Fund's expense ratio, and stockholder meetings may have to be held from time to time to obtain various approvals from stockholders. Under the 1940 Act, the Fund would be required to hold a stockholders meeting if, among other reasons, the number of Directors elected by the stockholders were less than a majority of the total number of Directors or if a change were sought in the fundamental investment policies of the Fund. In addition, holders of at least 10% of the Fund's outstanding shares may require the Fund to hold a stockholder's meeting for the purpose of voting on the removal of any Director or for any other purpose.
         REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS. As a closed-end investment company, the Fund's current Dividend Reinvestment and Cash
Purchase Plan (the "DRIP") permits stockholders to elect to reinvest their dividends and distributions on a different basis than would be the case if the Fund converted to an open-end investment company. Currently, if shares are trading at a discount, the agent for the DRIP will attempt to buy as many shares as are needed of the Fund on the NYSE or elsewhere. This permits a reinvesting stockholder to benefit by purchasing additional shares at a discount and this buying activity may tend to lessen any discount. If, before the agent for the DRIP completes such purchases, the market price exceeds the net asset value, then the average per share purchase price of the reinvested shares may exceed the net asset value per share. If shares are trading at a premium, reinvesting shareholders are issued shares at the higher of net asset value or 95% of the market price. As an open-end investment company, any dividend and distribution reinvested would be at net asset value.


                                       [Page 4]

CERTAIN EFFECTS OF CONVERSION ON THE FUND
         In addition to the inherent characteristics of open-end investment companies described above, the Fund's conversion to an open-end investment company potentially would have the consequences described below.
         POTENTIAL INCREASE IN EXPENSE RATIO AND DECREASE IN SIZE. Conversion to an open-end investment company would raise the possibility of the Fund suffering substantial redemptions of its shares, particularly in the period immediately following the conversion, although the redemption fee of 1% described below may reduce the number of initial redemptions that would otherwise occur. Unless the Fund's principal underwriter were able to generate sales of new shares sufficient to offset these redemptions, the asset size of the Fund would shrink. Because certain of the Fund's operating expenses are fixed or substantially fixed, a decrease in the Fund's asset size would likely increase the ratio of its operating expenses to its income and net assets and thereby decrease the Fund's net income available for dividends. Such a decrease in asset size also would result in a reduction in the amount of fees paid to The Dreyfus Corporation ("Dreyfus"), the Fund's investment adviser.
         If the Fund were to experience substantial redemptions of its shares following its conversion to an open-end investment company, it would likely be required to sell portfolio securities and incur increased transaction costs in order to raise cash to meet such redemptions. Any sale of portfolio securities effected to fund redemption obligations would be a taxable transaction. Neither the Fund nor its stockholders will realize any gain or loss for tax purposes as a direct result of the Fund's conversion. However, the stockholders will recognize a gain or loss if they later redeem their shares to the extent that the redemption proceeds are greater or less than the respective adjusted tax basis of their shares.
         PORTFOLIO MANAGEMENT. As noted above, a closed-end investment company operates with a relatively fixed capitalization, while the capitalization of an open-end investment company fluctuates depending upon whether it experiences net sales or net redemptions of its shares. Most open-end investment companies maintain reserves of cash or cash equivalents in order to meet net redemptions as they arise. Because closed-end investment companies do not have to meet redemptions, their level of cash reserves depends primarily on management's perception of market conditions and on decisions to use fund assets to repurchase shares. The larger reserves of cash or cash equivalents required to operate prudently as an open-end investment company when net redemptions are anticipated could reduce the Fund's investment flexibility and the scope of its investment opportunities. As an open-end investment company, the Fund may have to sell portfolio securities in order to accommodate the need for larger reserves of cash or cash equivalents, and such sales may be expected to occur under unfavorable market conditions. While the Fund is a closed-end fund, however, Dreyfus is not required to liquidate portfolio holdings at inopportune times, and can manage the Fund's portfolio with a greater emphasis on long-term considerations.
         Currently, the Fund is not limited as to the amount of its assets which may be invested in illiquid securities. If the Fund were converted to an open-end fund, it would not be permitted to have more than 15% of the value of its net assets invested in illiquid securities. As of ______, 1998, [none] of the Fund's net assets were invested in illiquid securities.
         MINIMUM INVESTMENT AND INVOLUNTARY REDEMPTIONS. If the Fund is converted to an open-end investment company, it will adopt requirements that an initial investment in Fund shares and any subsequent investment must be in a specified minimum amount, in order to reduce the administrative burdens and costs incurred in monitoring numerous small accounts. The Fund expects that the minimum initial investment requirement will be $1,000 and the minimum subsequent investment requirement will be $100. The Fund also would reserve the right to redeem, upon notice, the shares of any stockholder whose account has a net asset value of less than $500, other than an account which is an IRA or other tax-deferred retirement plan.
         CONVERSION COSTS. The process of converting the Fund to an open-end investment company would involve legal and other expenses to the Fund, estimated to be approximately [$50,000]. Based on the Fund's total net assets as of ________ and its expenses for _________ [on an annualized basis], it currently is anticipated that conversion costs would increase the Fund's expense ratio by approximately [3.5%] in the year of conversion.
MEASURES TO BE ADOPTED TO CONVERT THE FUND TO AN OPEN-END INVESTMENT COMPANY
         To convert the Fund to an open-end investment company, stockholders must approve changing the Fund's subclassification under the 1940 Act from a closed-end investment company to an open-end investment company. In connection therewith, the Fund would have to amend and restate its Articles of Incorporation and the Board believes it would then be appropriate to change certain of the Fund's fundamental investment policies and restrictions.

                                       [Page 5]

         AMENDING AND RESTATING THE FUND'S ARTICLES OF INCORPORATION. To operate as an open-end investment company, the Fund will be required to amend its Articles of Incorporation to authorize the issuance of redeemable securities at net asset value and to provide that its outstanding common stock will be redeemable at the option of stockholders. Other amendments to the Articles of Incorporation include changing the Fund's name to "Dreyfus Premier Global Governments Income Fund, Inc." and declassifying the Fund's Board, as described below. The Articles of Incorporation also would be amended to remove other provisions applicable only to closed-end investment companies and to include provisions commonly found in the charter of other open-end investment companies in the Dreyfus Family of Funds, as described below. Under Maryland General Corporation Law, charter amendments must be declared "advisable" by the board. Although the Fund's Board of Directors does not favor Proposal 1, if the Proposal is approved by stockholders, the Fund's Board then would deem it advisable to amend the Fund's Charter. A copy of the proposed Amended and Restated Articles of Incorporation, in the form approved by the Fund's Board of Directors, is attached to this Proxy Statement as Exhibit A.
         NAME CHANGE. If Proposal 1 is approved, the Fund's Articles of Incorporation would be amended to change the name of the Fund to Dreyfus Premier Global Governments Income Fund, Inc. The purpose of this amendment would be to reflect the Fund's global investment strategy and to identify it with the distribution structure of Dreyfus' Premier Family of Funds.
         DECLASSIFIED BOARD. The Fund's Articles of Incorporation would be amended to declassify the Board of Directors. Currently, the Fund's Articles of Incorporation provide that the Board of Directors be divided into three classes of Directors. Each Director serves for three years with one class being elected each year. The classified Board was intended, in part, to reduce the Fund's vulnerability to an unsolicited takeover proposal or similar action that does not contemplate an acquisition of all outstanding voting stock of the Fund by making it more difficult and time-consuming to change majority control of the Board of Directors without its consent. However, unlike the vote required to open-end the Fund pursuant to Proposal 1, which is a majority of the outstanding shares of the Fund, the affirmative vote of the holders of at least 75% of the outstanding shares of the Fund is required to declassify the Fund's Board. Consequently, if Proposal 1 is approved by the holders of a majority, but less than 75%, of the outstanding shares of the Fund, the Fund would operate as an open-end investment company with a classified Board.
         AMENDMENT TO MANAGEMENT AGREEMENT. If Proposal 1 is approved, the Fund's Management Agreement with Dreyfus would be amended to delete certain expenses payable by the Fund which are inapplicable to an open-end investment company, such as those relating to listing the Fund's common stock on the NYSE and administering the Fund's DRIP.
         ISSUANCE OF ADDITIONAL CLASSES OF SHARES. The Fund's Charter currently provides for the issuance of one class of shares with each share representing an equal proportionate interest in the Fund. If stockholders approve the conversion of the Fund to an open-end investment company, the Fund's Board of Directors recommends that the Fund's Articles of Incorporation be amended to authorize the issuance of additional classes of shares having such preferences or special or relative rights and privileges as the Directors may determine, to the extent permitted under the 1940 Act.
         The purpose of the amendment would be to permit the Fund to take advantage of alternative methods of selling Fund shares. The Board of Directors believes that providing investors with alternative methods of purchasing Fund shares, if it is operated as an open-end investment company, would (i) enable investors to choose the purchase method which best suits their individual situation, thereby encouraging current stockholders to make additional investments in the Fund and attempting to attract new investors and assets to the Fund, thus benefiting stockholders by increasing investment flexibility for the Fund and reducing operating expense ratios as a result of economies of scale; (ii) facilitate distribution of the Fund's shares; and
(iii) maintain the competitive position of the Fund in relation to other open-end funds that have implemented or are seeking to implement similar distribution arrangements. As described below, the classes most likely would differ principally in the method of offering shares to investors (e.g., pursuant to a front-end sales load or contingent deferred sales charge and/or Rule 12b-1 Distribution Plan or non-Rule 12b-1 Shareholder Services Plan).
         If Proposal 1 is approved, the Board currently anticipates that the Fund would offer four classes of shares: Class A, Class B, Class C and Class R shares. Current Fund stockholders would receive, in exchange for their existing Fund shares, a number of Class A shares equal in value to the net asset value of their existing Fund shares held immediately prior to the exchange. These Class A shares would not be subject to any front-end sales load, contingent deferred sales charge or Rule 12b-1 plan charges, but would be subject to an annual service fee pursuant to a non-Rule 12b-1 Shareholder Services Plan at the rate of .25 of 1% of the value of the average daily net assets of Class A. It is contemplated that all other Class A shares would be subject to a front-end sales load and the annual service fee referred to above (including future purchases by exist
                                       [Page 6]

ing Fund stockholders). Class B and Class C shares would be subject to a contingent deferred sales charge, with differing schedules, imposed on redemptions. Class B and Class C shares also would be subject to annual distribution fees pursuant to a Distribution Plan, adopted in accordance with Rule 12b-1 under the 1940 Act, as well as the annual service fee referred to above. Class R shares, which currently are anticipated to be available only to certain qualified retirement plans, would not be subject to any front-end sales load, contingent deferred sales charge or distribution or service fee.
         Each class of Fund shares would represent an identical interest in the Fund's portfolio and would participate on an equal proportionate basis in the investment income and realized and unrealized gains and losses on portfolio investments. All classes of shares would vote together as a single class at meetings of stockholders except that shares of a class which were affected by any matter in a manner materially different from shares of other classes would vote as a separate class and holders of shares of a class not affected by a matter would not vote on that matter.
         CHANGING CERTAIN FUNDAMENTAL INVESTMENT POLICIES. The Fund's investment objective, which is to maximize current income to the extent consistent with the preservation of capital, will remain unchanged if the conversion of the Fund to an open-end investment company is approved. The 1940 Act requires that a relatively limited number of investment policies and restrictions be designated as fundamental policies that cannot be changed without stockholder approval. Certain of the Fund's fundamental investment policies and restrictions are proposed to be amended, as described below. These amendments are necessitated by certain requirements for open-end investment companies under the 1940 Act and will standardize certain provisions of the Fund's investment restrictions with those of other similar open-end funds in the Dreyfus Family of Funds. In addition, the Board recommends that certain of these investment restrictions be made non-fundamental investment policies as described below. Non-fundamental investment policies may be changed by vote of the Directors without further stockholder approval. Dreyfus does not anticipate that these amendments will change materially the current investment practices of the Fund.
         As proposed to be amended, the investment restrictions of the Fund as an open-end investment company are set forth on Exhibit B hereto. The current investment restrictions of the Fund are set forth on Exhibit C hereto and may be found in the Fund's Prospectus under "Investment Restrictions." Stockholders are urged to review the complete text of the current investment restrictions of the Fund and the proposed investment restrictions of the Fund as an open-end investment company.
         Specific changes include a change in investment restriction number 1 which limits the Fund's ability to borrow money. Currently, the Fund, as a closed-end fund, may borrow money for temporary or emergency purposes or for clearance of transactions in amounts not exceeding 10% of its total assets (not including the amount borrowed), or in connection with repurchases of, or tenders for, the Fund's shares, but only if after each such borrowing the ratio which the value of the total assets of the Fund less all liabilities and indebtedness not represented by senior securities bears to the aggregate amount of senior securities representing indebtedness of the Fund is at least 300%. Leveraging exaggerates the effect on net asset value of any increase or decrease in the market value of the Fund's portfolio. As an open-end fund, the Fund would be permitted to borrow to the fullest extent permitted under the 1940 Act. Currently, the 1940 Act limits total borrowings to 331\3% of the value of an open-end investment company's total assets. However, the Fund intends to adopt a non-fundamental policy limiting its ability to borrow money for temporary or emergency (not leveraging) purposes only to 15% of the value of its total assets. While borrowings exceed 5% of the Fund's total assets, the Fund will not make any additional investments.
         Investment restriction number 2 relating to pledging, mortgaging or hypothecating Fund assets is currently a fundamental policy of the Fund. As an open-end fund, this investment restriction would be a non-fundamental policy of the Fund and may be changed by vote of the Directors without further stockholder approval.
         Investment restriction number 3 limits the ability of the Fund to sell securities short or purchase securities on margin, except for such short-term credits as are necessary for the clearance of transactions. The restriction makes clear that margin deposits in connection with transactions in currencies, options, futures and options on futures do not constitute purchasing securities on margin. As an open-end fund, the Fund would be permitted to engage in short sales. Short sales are transactions in which the Fund sells a security it does not own in anticipation of a decline in the market value of that security. The Fund would incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. Prior to the Fund's entry into such transactions, the Fund's Prospectus would be revised appropriately.
         Investment restriction number 7 limits the ability of the Fund to lend its portfolio securities in an amount not to exceed 30% of the value of its total assets. Investment restriction number 7, as revised, would permit the Fund to lend its portfolio securities in an amount not to exceed 33 1\3% of the value of its total assets.

                                       [Page 7]

         As a closed-end fund, the Fund may invest without limitation in illiquid securities, including repurchase agreements providing for settlement in more than seven days after notice, provided such investments are consistent with the Fund's investment objective. As an open-end fund, the Fund would adopt a non-fundamental policy limiting its ability to purchase illiquid securities, including such repurchase agreements, to 15% of the value of its net assets.
         BOARD ACTIONS. If the proposed conversion to open-end status is approved, the Board will take the following actions in connection with the conversion.
         DISTRIBUTION AND UNDERWRITING. Since shares of an open-end investment company are offered to the public on a continuous basis, the Fund's Board anticipates entering into a distribution agreement (the "Distribution Agreement"), subject to stockholder approval of Proposal 1. The principal underwriter for open-end investment companies in the Dreyfus Family of Funds currently is Premier Mutual Fund Services, Inc. (the "Distributor"). Pursuant to the Distribution Agreement, Fund shares would be offered and sold directly by the Distributor itself and other broker-dealers which have entered into selling agreements with the Distributor. There is no assurance, however, that the Distributor or any such broker-dealer would be able to generate sufficient sales of Fund shares to offset redemptions, particularly during the initial months following conversion.
         REDEMPTION FEE. In an attempt to reduce the number of redemptions of Fund shares immediately following conversion (thereby reducing possible disruption of the Fund's ordinary portfolio management), and to offset the brokerage and other costs of such redemptions, for a period of 12 months following the Fund's conversion to an open-end investment company, the Board will impose a fee payable to the Fund of 1% of all redemption proceeds.
         TIMING. If the stockholders approve Proposal 1, a number of steps will be required to implement the conversion of the Fund to an open-end investment company, including the preparation, filing and effectiveness of a registration statement under the Securities Act of 1933 covering the offering of the Fund's shares and the negotiation and execution of a new or amended agreement with its transfer agent. It is anticipated that such conversion would become effective within approximately six months following a vote approv ing Proposal 1. The amendments to the Fund's Articles of Incorporation and fundamental investment policies would become effective simultaneously with the effectiveness under the Securities Act of 1933 of the registration statement referred to above.
         REQUIRED VOTE AND DIRECTORS' RECOMMENDATION. Approval of Proposal 1, which includes changing the Fund's subclassification from a closed-end investment company to an open-end investment company, amending and restating the Fund's Articles of Incorporation and changing certain fundamental investment policies and restrictions of the Fund, requires (except as otherwise noted above to declassify the Fund's Board) the affirmative vote of the holders of a majority of the Fund's outstanding shares.
FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS,
INCLUDING THE "NON-INTERESTED" DIRECTORS, DOES NOT FAVOR PROPOSAL 1.
PROPOSAL 2.  ELECTION OF DIRECTORS.
         (a) The Fund's Board of Directors is divided into three classes with the term of office of one class expiring each year. If Proposal 1 is not approved, Mss. Dunst and Jacobs would be considered for election as Class III Directors to serve until the Fund's 2001 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. In that event, the Board will remain classified and it is the intention of the persons named in the enclosed proxy to vote in favor of the election of such Directors.
         (b) If, however, Proposal 1 is approved by the holders of at least 75% of the outstanding shares of the Fund, the Fund's Board would be declassified and it would be proposed that stockholders elect each person who is currently a Board member, regardless of class, to hold office for a term of unlimited duration and until their successors are duly elected and qualified. It is the intention of the persons named in the enclosed proxy to vote in favor of the election of Messrs. Burke, DiMartino, Meltzer, Rose, Rudman and Vanocur and Mss. Dunst and Jacobs. Each of the nominees has consented to be named in this Proxy Statement and to serve as a Director if elected.
         If Proposal 1 is approved, the Fund does not intend to hold annual meetings of stockholders in the future unless stockholder action is required. Accordingly, Directors elected at the Meeting will hold office until the Fund is required by law to hold an election of Directors and until their successors are duly elected and qualified.

                                       [Page 8]

         If Proposal 1 is not approved or is approved by the holders of less than 75% of the outstanding shares of the Fund, only the proposal in paragraph (a) above would be presented at the Meeting.
         If Proposal 1 is approved by the holders of at least 75% of the outstanding shares of the Fund, only the proposal in paragraph (b) above would be presented at the Meeting.
         The following table sets forth certain information concerning each of the Directors of the Fund. Each of the nominees currently is a Director of the Fund.

INFORMATION REGARDING DIRECTORS
NAME, PRINCIPAL OCCUPATION                                                                                            YEAR CLASS
AND BUSINESS EXPERIENCE FOR                                                                            DIRECTOR           TERM
PAST FIVE YEARS                                                                     AGE                 SINCE           EXPIRES
_______________-                                                                   _____               ________        __________
CLASS III:
DIANE DUNST                                                                          58                  1990             2001
        Since January 1992, President of Diane Dunst Promotion, Inc., a full service promotion agency. From January 1989 to
January 1992, Director of Promotion Services, Lear's Magazine. From 1985 to
January 1989, she was Sales Promotion Manager of ELLE Magazine. Her address is 1172 Park Avenue, New York, New York, 10128.
ROSALIND GERSTEN JACOBS                                                              72                  1994             2001
        Director of Merchandise and Marketing for Corporate Property Investors,
a real estate investment company. From 1974 to
1976, she was owner and manager of a merchandise and marketing consulting firm. Prior to 1974, she was a Vice President of Macy's, New York. Her
address is c/o Corporate Property Investors, 305 East 47th Street, New York,
New York 10017.
CLASS I:
WARREN B. RUDMAN                                                                     67                  1993             1999
        Since January 1993, Partner in the law firm of Paul, Weiss, Rifkind,
Wharton & Garrison. Mr. Rudman also is a director of
Prime Succession, Inc., Collins & Aikman Corporation, Chubb Corporation and
Raytheon Company and a trustee of Boston College. He is also Vice Chairman of the President's Foreign Intelligence Advisory Board, and a member of the
Senior Advisory Board of the Institute of Politics of the Kennedy School of
Government at Harvard University. From January 1981 to January 1993, Mr.
Rudman served as a United States Senator from the state of New Hampshire.
From January 1993 to December 1994, Mr. Rudman served as Chairman of the
Federal Reserve Bank of Boston. His address is c/o Paul, Weiss, Rifkind,
Wharton & Garrison, 1615 L. Street, N.W., Suite 1300, Washington, D.C. 20036.

                                       [Page 9]

NAME, PRINCIPAL OCCUPATION                                                                                            YEAR CLASS
AND BUSINESS EXPERIENCE FOR                                                                            DIRECTOR          TERM
PAST FIVE YEARS                                                                     AGE                 SINCE           EXPIRES
_______________-                                                                   _____               ________       __________
CLASS I CONTINUED
SANDER VANOCUR                                                                       70                  1992            1999
        Since January 1992, President of Old Owl Communications, a full-
service communications firm. From May 1995 to June 1996,
he was a Professional in Residence at the Freedom Forum in Arlington, VA, and
from January 1994 to May 1995, he has served as a Visiting Professional
Scholar at the Freedom Forum First Amendment Center at Vanderbilt University.
From November 1989 to November 1995, he was a director of the Damon
Runyon-Walter Winchell Cancer Research Fund. From June 1986 to December 1991,
he was a Senior Correspondent of ABC News and, from October 1977 to December
1991, he was Anchor of the ABC News program "Business World," a weekly business program on the ABC television network. His address is 2928 P Street,
N.W., Washington, D.C. 20007.
JOSEPH S. DIMARTINO                                                                  54              (1988-1991)         1999
         Since January 1995, Chairman of the Board of various                                            1995*
         funds in the Dreyfus Family of Funds. He also is a director of The
Muscular Dystrophy Association,  The Noel Group,
Inc., a venture capital company, HealthPlan Services Corporation, a provider of marketing, administrative and risk management services to health and other benefit programs, Carlyle Industries, Inc. (formerly, Belding Heminway
Company, Inc.), a button packager and distributor, and Century Business
Services, Inc., (formerly, International Alliance Services, Inc.), a provider of various outsourcing functions for small and medium sized businesses. For more than five years prior to January 1995, he was President, a director and, until August 1994, Chief Operating Officer of Dreyfus and Executive Vice
President and a director of Dreyfus Service Corporation, a wholly-owned subsidiary of Dreyfus. From August 1994 until December 31, 1994, he was a director of Mellon Bank Corporation. His address is 200 Park Avenue, New
York, New York 10166.
--------------
* Mr. DiMartino previously was a Director of the Fund from April 27, 1988 to
November 21, 1991. He was re-elected to the Board on February 8, 1995.

                                       [Page 10]

NAME, PRINCIPAL OCCUPATION                                                                                            YEAR CLASS
AND BUSINESS EXPERIENCE FOR                                                                           DIRECTOR          TERM
PAST FIVE YEARS                                                                     AGE                 SINCE           EXPIRES
_______________-                                                                   _____               ________        __________
CLASS II:
DAVID W. BURKE                                                                       61                  1994             2000
         Chairman of the Broadcasting Board of Governors, an independent board within the United States Information Agency, since
August 1995. From August 1994 through December 31, 1994, he was a consultant to Dreyfus, and from October 1990 to August 1994, he was Vice President and
Chief Administrative Officer of Dreyfus. From 1977 to 1990, Mr. Burke was
involved in the management of national television news, as Vice President and
Executive Vice President of ABC News, and subsequently as President of CBS
News. His address is 197 Eighth Street, Charleston, Massachusetts 02642.
JAY I. MELTZER                                                                       69                  1991             2000
        Physician engaged in private practice specializing in internal medicine. He also is a member of the Advisory Board of the
Section of Society and Medicine, College of Physicians and Surgeons, Columbia
University and a Clinical Professor of Medicine, Department of Medicine,
Columbia University College of Physicians and Surgeons; and Adjunct Clinical
Professor of Medicine at Cornell College of Medicine. His address is 903 Park
Avenue, New York, New York 10021.
DANIEL ROSE                                                                          68                  1992             2000

        President and Chief Executive Officer of Rose Associates, Inc., a
New York based real estate development and management firm. In July 1994, Mr. Rose received a Presidential appointment to serve as a Director of the Baltic-American Enterprise Fund, which will make equity investments and loans, and provide technical business assistance to new business concerns in the Baltic States. He is also Chairman of the Housing Committee of The Real Estate Board of New York, Inc. and a Board Member of Corporate Property Investors, a real estate investment company. His address is 200 Madison Avenue, New York, New York 10016.
         The persons named in the accompanying form of proxy intend to vote each such proxy for the election of the nominees listed above, unless stockholders specifically indicate on their proxies the desire to withhold authority to vote for any one or more of the nominees. It is not contemplated that any nominee will be unable to serve as a Board member for any reason, but if that should occur prior to the Meeting, the proxyholders reserve the right to substitute another person or persons of their choice as nominee or nominees.
         The Fund has an audit committee comprised of its Directors who are not "interested persons" of the Fund, the function of which is to routinely review financial statements and other audit-related matters as they arise throughout the year. The Fund does not have a standing nominating or compensation committee or any committee performing similar functions,
                                       [Page 11]

although if Proposal 1 is approved and the Fund adopts a Distribution Plan with respect to its Class B and Class C shares, the Fund will be required to create a Nominating Committee comprised solely of Directors who are not "interested persons" of the Fund. As of _______, 1998, the Fund's Directors and officers, as a group [(16 persons), owned less than 1% of the Fund's outstanding shares. As of ________, 1998, Dr. Meltzer owned 2500 shares of the Fund.]
         The Fund pays the Directors an annual retainer of $4,500 and a fee per meeting of $500, and reimburses them for their expenses. The Chairman of the Board, which position is held by Mr. DiMartino, receives an additional
25% of such compensation. The Fund does not pay any other remuneration to its officers and Directors and does not have a bonus, pension, profit-sharing or retirement plan. There were ______ Board and committee meetings held during the fiscal year ended November 30, 1997. [All of the Directors attended 75% or more of all Board and committee meetings held during the fiscal year ended November 30, 1997 during the period the Director was in office.]
         The compensation paid to each Director by the Fund for the fiscal year ended November 30, 1997 and by all other funds in the Dreyfus Family of Funds for which such Director is a Board member (the number of which is set forth in parenthesis next to each Director's total compensation) for the year ended December 31, 1997, was as follows:
                                                                     TOTAL
                                                                 COMPENSATION
                                                                 FROM FUND AND
                                    AGGREGATE                    FUND COMPLEX
                                   COMPENSATION                   PAID TO
NAME OF DIRECTOR                   FROM THE FUND*                DIRECTOR
                                  ---------------              ---------------
David W. Burke                        $7,000                   $239,000 (__)
Joseph S. DiMartino                   $8,750                   $597,128 (__)
Diane Dunst                           $7,000                   $37,750 (__)
Rosalind Gersten Jacobs               $7,000                   $95,250 (__)
Jay I. Meltzer                        $7,000                   $37,750 (__)
Daniel Rose                           $6,500                   $76,375 (__)
Warren B. Rudman                      $7,000                   $89,500 (__)
Sander Vanocur                        $7,000                   $87,125 (__)
--------------------
         * Amount does not include reimbursed expenses for attending Board meetings, which amounted to $470 for all Directors as a group.


                                       [Page 12]

         The following sets forth information relevant to the executive officers of the Fund:
NAME AND POSITION                                                                     PRINCIPAL OCCUPATION AND BUSINESS
WITH FUND                                                AGE                            EXPERIENCE FOR PAST FIVE YEARS
__________-                                            _________               ________________________________________________
MARIE E. CONNOLLY
President and Treasurer                                   40                   President, Chief Executive Officer and a director
                                                                               of the Distributor and Funds Distributor, Inc.,
                                                                               the ultimate parent of which
                                                                               is Boston Institutional Group, Inc., and an
                                                                               officer of other investment
                                                                               companies advised or administered by Dreyfus.
DOUGLAS C. CONROY
Vice President and Assistant Secretary                   [29]                  Assistant Vice President of Funds Distributor,
                                                                               Inc., and an officer of other investment companies
                                                                               advised or administered by
                                                                               Dreyfus. From April 1993 to January 1995, he was a
                                                                               Senior Fund Accountant for
                                                                               Investors Bank & Trust Company. From December 1991
                                                                               to March 1993, he was
                                                                               employed as a Fund Accountant at
                                                                               The Boston Company, Inc.
RICHARD W. INGRAM
Vice President and Assistant Treasurer                    42                   Executive Vice President of the Distributor and
                                                                               Funds Distributor, Inc., and an officer of other
                                                                               investment companies advised
                                                                               or administered by the manager. From March 1994 to
                                                                               November 1995, he was Vice
                                                                               President and Division Manager for First Data
                                                                               Investor Services Group. From
                                                                               1989 to 1994, he was Vice President,
                                                                               Assistant Treasurer and Tax
                                                                               Director_Mutual Funds at The Boston Company, Inc.

                                       [Page 13]

NAME AND POSITION                                                             PRINCIPAL OCCUPATION AND BUSINESS
WITH FUND                                               AGE                    EXPERIENCE FOR PAST FIVE YEARS
__________-                                            _______                 _______________________________
JOSEPH F. TOWER, III
Vice President and Assistant Treasurer                   53                    Senior Vice President, Treasurer, Chief Financial
                                                                               Officer and a director of the Distributor and
                                                                               Funds Distributor, Inc., and an
                                                                               officer of other investment companies advised or
                                                                               administered by Dreyfus.
                                                                               From July 1988 to August 1994, he was employed by
                                                                               The Boston Company, Inc.
                                                                               where he held various management positions in
                                                                               the Corporate Finance and
                                                                               Treasury areas.
MARY A. NELSON
Vice President and Assistant Treasurer                   [33]                  Vice President of the Distributor and Funds
                                                                               Distributor, Inc., and an officer of other
                                                                               investment companies advised or
                                                                               administered by Dreyfus. From September 1989
                                                                               to July 1994, she was an
                                                                               Assistant Vice President and Client Manager
                                                                               for The Boston Company, Inc.
MICHAEL S. PETRUCELLI
Vice President and Assistant Treasurer                    36                   Senior Vice President of Funds Distributor, Inc.,
                                                                               and an officer of other investment companies
                                                                               advised or administered by
                                                                               Dreyfus. From December 1989 through November 1996,
                                                                               he was employed by GE
                                                                               Investments where he held various financial,
                                                                               business development and
                                                                               compliance positions. He also served as Treasurer
                                                                               of the GE Funds and as a
                                                                               Director of GE Investment Services.
The address of each officer of the Fund is 200 Park Avenue,
New York, New York 10166.

                                       [Page 14]

PROPOSAL 3. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
         The 1940 Act requires that the Fund's independent auditors be selected by a majority of those Directors who are not "interested persons"
(as defined in the 1940 Act) of the Fund; that such selection be submitted for ratification or rejection at the Meeting and that the employment of such independent auditors be conditioned upon the right of the Fund, by vote of a majority of its outstanding securities at any meeting called for that purpose, to terminate such employment forthwith without penalty. The Fund's Board of Directors, including a majority of its Directors who are not "interested persons" of the Fund, approved the selection of Ernst & Young LLP for the current fiscal year ending November 30, 1998 at a Board meeting held on November 5, 1997.
         Accordingly, the selection by the Fund's Board of Directors of Ernst & Young LLP as independent auditors of the Fund for the fiscal year ending November 30, 1998 is submitted to stockholders for ratification or rejection. Apart from its fees received as independent auditors, neither the firm of Ernst & Young LLP nor any of its partners has a direct, or material indirect, financial interest in the Fund or Dreyfus.
         Ernst & Young LLP, a major international accounting firm, has acted as auditors of the Fund since the Fund's organization. The Directors believe that the continued employment of the services of Ernst & Young LLP would be in the best interests of the Fund.
         A representative of Ernst & Young LLP is expected to be present at the Meeting, will have the opportunity to make a statement and will be available to respond to relevant questions.
THE BOARD OF DIRECTORS, INCLUDING A MAJORITY OF THE
"NON-INTERESTED" DIRECTORS, RECOMMENDS THAT STOCKHOLDERS
VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP
AS INDEPENDENT AUDITORS OF THE FUND.
OTHER MATTERS
         The Fund's Board members are not aware of any other matters which may come before the Meeting. However, should any such matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.
         If Proposal 1 is not approved, proposals that stockholders wish to include in the Fund's proxy statement for the Fund's next Annual Meeting of Stockholders must be sent to and received by the Fund no later than January 30, 1999 at the principal executive offices of the Fund at 200 Park Avenue, New York, New York 10166, Attention: General Counsel.
         Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as the Fund's investment adviser. Richard F. Syron became a director of Dreyfus as of July 22, 1997. Ronald P. O'Hanley became a Vice Chairman of Dreyfus as of January 15, 1998. Christopher J. Kelley, Kathleen K. Morrisey and Elba Vasquez were elected Vice President and Assistant Secretary of the Fund as of February 4, 1998. None of the above had any ownership of, or engaged in any transaction with respect to, the Fund's shares at the time they assumed their positions. They filed a Form 3 pursuant to Section 16(a) of the Securities Exchange Act of 1934 on November 18, 1997, March [ ], 1998, February 24, 1998, February 26, 1998 and February 27, 1998, respectfully. VOTING INFORMATION
         The Fund will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally, by telephone or by telegraph, and the Fund may pay persons holding Fund shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals. In addition, the Fund may retain an outside firm to solicit proxies on behalf of the Fund's Board. The cost to the Fund of any such outside firm solicitation is estimated to be approximately [$45,000.]

                                       [Page 15]

         If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote Fund shares on a particular matter with respect to which the broker or nominee does not have discretionary power) or is marked with an abstention (collectively, "abstentions"), the shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions, however, will have the effect of a "no" vote for the purpose of obtaining requisite approval for Proposal 1.
         In the event that a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actual ly cast, the nature of any further solicitation and the information to be provided to stockholders with respect to the reasons for the solicitation.
Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the Meeting in person or by proxy. A stockholder vote may be taken for one or more of the proposals in this Proxy Statement prior to any adjournment if sufficient votes have been received for approval. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote
"FOR" a Proposal in favor of any adjournment, and will vote those proxies required to be voted "AGAINST" a Proposal against any adjournment. A quorum is constituted with respect to the Fund by the presence in person or by proxy of the holders of more than one-third of the outstanding shares of the Fund entitled to vote at the Meeting.
NOTICE TO BANKS, BROKER/DEALERS AND VOTING TRUSTEES
AND THEIR NOMINEES
         Please advise the Fund, in care of Mellon Bank, N.A., c/o Proxy Services Corporation, 115 Amity Street, Jersey City, NJ 07304, whether other persons are the beneficial owners of Fund shares for which proxies are being solicited from you, and, if so, the number of copies of the proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of Fund shares.
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS
WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.
Dated:  ________, 1998

                                       [Page 16]
EXHIBIT A
PROPOSED AMENDED AND RESTATED CHARTER
         FIRST: DREYFUS STRATEGIC GOVERNMENTS INCOME, INC., a Maryland corporation, having its principal office in the City of Baltimore, Maryland, hereby amends and restates its Charter as follows:
         SECOND: The name of the corporation (hereinafter called the "corporation") is Dreyfus Premier Global Governments Income Fund, Inc.
         THIRD: The corporation is formed for the following purpose or purposes:
               (a) to conduct, operate and carry on the business of an investment company;
               (b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, write options on, exchange, distribute or otherwise dispose of and deal in and with securities of every nature, kind, character, type and form, including without limitation of the generality of the foregoing, all types of stocks, shares, futures contracts, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences of interest, certificates of interest, certificates of participation, certificates, interests, evidences of ownership, guarantees, warrants, options or evidences of indebtedness issued or created by or guaranteed as to principal and interest by any state or local government or any agency or instrumentality thereof, by the United States Government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation organized under the laws of any state, the United States or any territory or possession thereof or under the laws of any foreign country, bank certificates of deposit, bank time deposits, bankers' acceptances and commercial paper; to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the corporation or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments;
               (c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the corporation;
               (d) to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, shares of stock of the corporation, including shares of stock of the corporation in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of stock of the corporation any funds or property of the corporation whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Maryland;
               (e) to conduct its business, promote its purposes and carry on its operations in any and all of its branches and maintain offices both within and without the State of Maryland, in any States of the United States of America, in the District of Columbia and in any other parts of the world; and
               (f) to do all and everything necessary, suitable, convenient, or proper for the conduct, promotion and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the Maryland General Corporation Law, and to have and exercise all of the powers conferred by the laws of the State of Maryland upon corporations incorporated or organized under the Maryland General Corporation Law.
         The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Maryland which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.
         FOURTH: The post office address of the principal office of the corporation within the State of Maryland, and of the resident agent of the corporation within the State of Maryland, is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

                               [Page A-1]

         FIFTH: (1) The total number of shares of stock which the corporation has authority to issue is _____________________
(___________) shares of Common Stock, all of which are of a par value of one tenth of one cent ($.001) each. ________________ _______ (___________) of the authorized but unissued shares of Common Stock are classified as Class A Common Stock, ___ _____________________ (___________) of the authorized but unissued shares of Common Stock are classified as Class B Common Stock,________(_________) of the authorized but unissued shares of Common Stock are classified as Class C Common Stock, and ___________ (____________) of the authorized but unissued shares of Common Stock are classified as Class R Common Stock.
         (2) The aggregate par value of all the authorized shares of stock is ______________________________ dollars ($_______.00).
         (3) The Board of Directors of the corporation is authorized, from time to time, to fix the price or the minimum price or the consideration or minimum consideration for, and to authorize the issuance of, the shares of stock of the corporation.
         (4) The Board of Directors of the corporation is authorized, from time to time, to further classify or to reclassify, as the case may be, any unissued shares of stock of the corporation by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the stock.
         (5) Subject to the power of the Board of Directors to reclassify unissued shares, the shares of each class of stock of the corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:
           (a)(i) All consideration received by the corporation for the issuance or sale of shares together with all income, earnings, profits and proceeds thereof, shall irrevocably belong to such class for all purposes, subject only to the rights of creditors, and are herein referred to as "assets belonging to" such class.
             (ii) The assets belonging to such class shall be charged with the liabilities of the corporation in respect of such class and with such class's share of the general liabilities of the corporation, in the latter case in proportion that the net asset value of such class bears to the net asset value of all classes. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, to a class.
             (iii) Dividends or distributions on shares of each class, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to such class.
             (iv) In the event of the liquidation or dissolution of the corporation, stockholders of each class shall be entitled to receive, as a class, out of the assets of the corporation available for distribution to stockholders, the assets belonging to such class and the assets so distributable to the stockholders of such class shall be distributed among such stockholders in proportion to the number of shares of such class held by them.
           (b) A class may be invested with one or more other classes in a common investment portfolio. Notwithstanding the provisions of paragraph (5)(a) of this Article FIFTH, if two or more classes are invested in a common investment portfolio, the shares of each such class of stock of the corporation shall be subject to the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, and, if there are other classes of stock invested in a different investment portfolio, shall also be subject to the provisions of paragraph
(5)(a) of this Article FIFTH at the portfolio level as if the classes invested in the common investment portfolio were one class:
              (i) The income and expenses of the investment portfolio shall be allocated among the classes invested in the investment portfolio in accordance with the number of shares outstanding of each such class or as otherwise determined by the Board of Directors.
              (ii) As more fully set forth in this paragraph (5)(b) of Article FIFTH, the liabilities and expenses of the classes invested in the same investment portfolio shall be determined separately from those of each other and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the corporation to holders of shares of the corporation's stock may vary from class to class invested in the same investment portfolio. Except for these differences and certain other differences set forth in this paragraph (5) of Article FIFTH, the classes invested in the same investment portfolio shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.
              (iii) The dividends and distributions of investment income and capital gains with respect to the classes invested in the same investment portfolio shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary among the classes invested in the same investment portfolio to reflect differing
                               [Page A-2]

allocations of the expenses of the corporation among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, capital gains, expenses and liabilities of the corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with Rule 18f-3, or its successor, promulgated under the Investment Company Act of 1940, or any order, other rule or position of the Securities and Exchange Commission under said Act.
           (c) On each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each share standing in his name on the books of the corporation irrespective of the class thereof. All holders of shares of stock shall vote as a single class except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, or except with respect to any matter which affects only one or more classes of stock, in which case only the holders of shares of the class or classes affected shall be entitled to vote.
Except as provided above, all provisions of the Articles of Incorporation relating to stock of the corporation shall apply to shares of, and to the holders of, all classes of stock.
         (6) Notwithstanding any provisions of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of stockholders entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon.
         (7) The presence in person or by proxy of the holders of one-third of the shares of stock of the corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.
         (8) The corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the corporation, but excluding the right to receive a stock certificate eviden cing a fractional share.
         (9) No holder of any shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class which the corporation proposes to issue, or any rights or options which the corporation proposes to issue or to grant for the purchase of shares of any class or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.
         SIXTH: (1) The number of directors of the corporation, until such number shall be increased or decreased pursuant to the by-laws of the corporation, is eight. The number of directors shall never be less than the minimum number prescribed by the Maryland General Corporation Law.
         (2) The names of the persons who shall act as directors of the corporation until the next annual meeting and until their successors are duly chosen and qualify are as follows:

   David W. Burke                                  Joseph S. DiMartino
   Diane Dunst                                     Daniel Rose
   Rosalind Gersten Jacobs                         Warren B. Rudman
   Jay I. Meltzer                                  Sander Vanocur

                               [Page A-3]

         [IF PROPOSAL 1 IS APPROVED BY THE HOLDERS OF LESS THAN 75% OF THE OUTSTANDING SHARES OF THE FUND, ARTICLE SIXTH,
PARAGRAPHS (1) AND (2) ABOVE WOULD BE REPLACED WITH THE FOLLOWING AND PARAGRAPHS (3) AND (4) WOULD BE RENUMBERED.]
* * * * * * * * * * * * * * * * * * * * * * * * * * * *
         SIXTH: (1) The number of directors of the corporation, until such number shall be increased pursuant to the bylaws of the corporation, is one. The number of directors shall never be less than the minimim number prescribed by the Maryland General Corporation Law nor more than twelve.
         (2) The name of the person who shall act as director of the corporation until the first annual meeting or until his successor is duly chosen and qualified is as follows:
         (3) Beginning with the first annual meeting of stockholders held after the initial public offering of the shares of the corporation (the "initial annual meeting"), the board of directors of the corporation shall be divided into three classes: Class I, Class II and Class III. The term of office of one class of directors elected at the initial annual meeting shall expire each year. At the initial annual meeting, directors of Class I shall be deemed to have been elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be deemed to have been elected to hold office for a term expiring at the second succeeding annual meeting and directors of Class III shall be deemed to have been elected to hold office for a term expiring at the third succeeding annual meeting. At each subsequent annual meeting of stockholders, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by resolution of the board of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.
         (4) A director of the corporation may be removed from office only by vote of the holders of at least seventy-five percent (75%) of the outstanding shares of the corporation entitled to vote in an election of directors.
* * * * * * * * * * * * * * * * * * * * * * * * * * * *
         (3) The power to make, alter, and repeal the by-laws of the corporation shall be vested in the Board of Directors of the corporation.
         (4) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to: the amount of the assets, debts, obligations, or liabilities of the corporation; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the value of any investment or fair value of any other asset of the corporation; the amount of net investment income; the number of shares of stock outstanding; the estimated expense in connection with purchases or redemptions of the corporation's stock; the ability to liquidate investments in orderly fashion; the extent to which it is practicable to deliver a cross-section of the portfolio of the corporation in payment for any such shares, or as to any other matters relating to the issue, sale, purchase, redemption and/or other acquisition or disposition of investments or shares of the corporation, or the determination of the net asset value of shares of the corporation shall be final and conclusive, and shall be binding upon the corporation and all holders of its shares, past, present and future, and shares of the corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.
         SEVENTH: (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the corporation shall have any liability to the corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.
         (2) The corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The board of directors may, through a by-law, resolution or agreement, make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

                               [Page A-4]

         (3) No provision of this Article SEVENTH shall be effective to protect or purport to protect any director or officer of the corporation against any liability to the corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
         (4) References to the Maryland General Corporation Law in this Article SEVENTH are to the law as from time to time amended. No amendment to the Articles of Incorporation of the corporation shall affect any right of any person under this Article SEVENTH based on any event, omission or proceeding prior to such amendment.
         EIGHTH: Any holder of shares of stock of the corporation may require the corporation to redeem and the corporation shall be obligated to redeem at the option of such holder all or any part of the shares of the corporation owned by said holder, at the redemption price, pursuant to the method, upon the terms and subject to the conditions hereinafter set forth:
           (a) The redemption price per share shall be the net asset value per share determined at such time or times as the Board of Directors of the corporation shall designate in accordance with any provision of the Investment Company Act of 1940, any rule or regulation thereunder or exemption or exception therefrom, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934.
           (b) Net asset value per share of a class shall be determined by dividing:
             (i) The total value of the assets of such class or, in the case of a class invested in a common investment portfolio with other classes, such class's proportionate share of the total value of the assets of the common investment portfolio, such value determined as provided in Subsection (c) below less, to the extent determined by or pursuant to the direction of the Board of Directors, all debts, obligations and liabilities of such class (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities, or claims, of any and every kind and nature, fixed, accrued and otherwise, including the estimated accrued expenses of management and supervision, administration and distribution and any reserves or charges for any or all of the foregoing, whether for taxes, expenses or otherwise) but excluding such class liability upon its shares and its surplus, by
             (ii) The total number of shares of such class outstanding. The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary in order to enable the corporation to comply with, or are deemed by it to be desirable provided they are not inconsistent with, any provision of the Investment Company Act of 1940 or any rule or regulation thereunder.
         (c) In determining for the purposes of these Articles of Incorporation the total value of the assets of the corporation at any time, investments and any other assets of the corporation shall be valued in such manner as may be determined from time to time by the Board of Directors.
         (d) Payment of the redemption price by the corporation may be made either in cash or in securities or other assets at the time owned by the corporation or partly in cash and partly in securities or other assets at the time owned by the corporation. The value of any part of such payment to be made in securities or other assets of the corporation shall be the value employed in determining the redemption price. Payment of the redemption price shall be made on or before the seventh day following the day on which the shares are properly presented for redemption hereunder, except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered may be made.
         The corporation, pursuant to resolution of the Board of Directors, may deduct from the payment made for any shares redeemed a liquidating charge not in excess of five percent (5%) of the redemption price of the shares so redeemed, and the Board of Directors may alter or suspend any such liquidating charge from time to time.
         (e) Redemption of shares of stock by the corporation is conditional upon the corporation having funds or property legally available therefor.
         (f) The corporation, either directly or through an agent, may repurchase its shares, out of funds legally available therefor, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per share as determined by the corporation at such time or times as the Board of Directors of the corporation shall designate, less a liquidating charge not to exceed five percent (5%) of such net asset value, if and as fixed by resolution of the Board of Directors of the corporation from time to time, and take all other steps deemed necessary or advisable in connection therewith.

                               [Page A-5]

         (g) The corporation, pursuant to resolution of the Board of Directors, may cause the redemption, upon the terms set forth in such resolution and in subsections (a) through (e) and subsection (h) of this Article EIGHTH, of shares of stock owned by stockholder s whose shares have an aggregate net asset value of less than such amount as may be fixed from time to time by the Board of Directors. Notwithstanding any other provision of this Article EIGHTH, if certificates representing such shares have been issued, the redemption price need not be paid by the corporation until such certificates are presented in proper form for transfer to the corporation or the agent of the corporation appointed for such purpose; however, the redemption shall be effective, in accordance with the resolution of the Board of Directors, regardless of whether or not such presentation has been made.
         (h) The obligations set forth in this Article EIGHTH may be suspended or postponed as may be permissible under the Investment Company Act of 1940 and the rules and regulations thereunder.
         (i) The Board of Directors may establish other terms and conditions and procedures for redemption, including requirements as to delivery of certificates evidencing shares, if issued.
         NINTH: All persons who shall acquire stock or other securities of the corporation shall acquire the same subject to the provisions of the corporation's Charter, as from time to time amended.
         TENTH: From time to time any of the provisions of the Charter of the corporation may be amended, altered or repealed, including amendments which alter the contract rights of any class of stock outstanding, and other provisions authorized by the Maryland General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said Law, and all rights at any time conferred upon the stockholders of the corporation by its Charter are granted subject to the provisions of this Article.

                               [Page A-6]

EXHIBIT B
PROPOSED INVESTMENT RESTRICTIONS OF THE FUND
AS AN OPEN-END INVESTMENT COMPANY
         Investment restrictions numbered 1 through 7 are proposed to be fundamental policies. Fundamental policies cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding voting shares. Investment restrictions numbered 8 through 10 are proposed to be non-fundamental policies and may be changed by vote of a majority of the Fund's Directors at any time. The Fund may not:
         1. Invest in commodities, except that the Fund may purchase and sell options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices.
         2. Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but the Fund may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate or real estate investment trusts.
         3. Borrow money, except to the extent permitted under the 1940 Act, which currently limits total borrowings to not more than 33-1/3% of the value of the investment company's total assets. For purposes of this Investment Restriction, the entry into options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices shall not constitute borrowing.
         4. Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, the Fund may lend its portfolio securities in an amount not to exceed 33-1/3% of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and the Fund's Board of Directors.
         5. Act as an underwriter of securities of other issuers, except to the extent the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities.
         6. Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 1, 3, 7, and 8 may be deemed to give rise to a senior security.
         7. Purchase securities on margin, but the Fund may make margin deposits in connection with transactions in options, futures contracts, including those relating to indices, and options on futures contracts or indices.
         8. Pledge, mortgage or hypothecate its assets, except to the extent necessary to secure permitted borrowings and to the extent related to the purchase of securities on a when-issued or forward commitment basis and the deposit of assets in escrow in connection with writing covered put and call options and collateral and initial or variation margin arrangements with respect to options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices.
         9. Enter into repurchase agreements providing for settlement in more than seven days after notice or purchase securities which are illiquid, if, in the aggregate, more than 15% of the value of the Fund's net assets would be so invested.
         10. Purchase securities of other investment companies, except to the extent permitted under the 1940 Act.
         If a percentage restriction is adhered to at the time of investment, a later change in percentage resulting from a change in values or assets will not constitute a violation of such restriction.


                               [Page B-1]
EXHIBIT C
CURRENT INVESTMENT RESTRICTIONS OF THE FUND
         The following investment restrictions have been adopted by the Fund as fundamental policies that cannot be changed without the affirmative vote of the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding voting shares. The Fund may not:
         1. Borrow money, except (a) for temporary or emergency purposes or for clearance of transactions in amounts not exceeding 10% of its total assets (not including the amount borrowed); while such borrowings exceed 5% of the Fund's assets, the Fund will not make any additional investments; (b) in connection with repurchases of, or tenders for, the Fund's shares, but only if after each such borrowing the ratio which the value of the total assets of the Fund less all liabilities and indebtedness not represented by senior securities bears to the aggregate amount of senior securities representing indebtedness of the Fund is at least 300%; and (c) as otherwise described in this Prospectus.
         2. Pledge, mortgage or hypothecate its assets, except to the extent necessary to secure permitted borrowings and to the extent related to the deposit of assets in escrow in connection with the writing of covered put and call options and the purchase of securities on a forward commitment or delayed-delivery basis and collateral arrangements with respect to currency transactions, options, futures contracts, including those relating to indexes, and options on futures contracts or indexes and collateral arrangements with respect to initial or variation margin for futures contracts.
         3. Sell securities short or purchase securities on margin, except for such short-term credits as are necessary for the clearance of transactions, but the Fund may make margin deposits in connection with transactions in currencies, options, futures and options on futures.
         4. Underwrite any issue of securities, except to the extent that the sale of portfolio securities by the Fund may be deemed to be an underwriting.
         5. Purchase, hold or deal in real estate or oil and gas interests, but the Fund may purchase and sell securities that are secured by real estate or interests therein and may purchase mortgage-related securities.
         6. Invest in commodities, except that the Fund may purchase and sell futures contracts, including those relating to indexes, and options on futures contracts or indexes and commodities or currencies underlying or related to any such futures contracts as described in this Prospectus.
         7. Lend any funds or other assets except through the purchase of all or a portion of an issue of securities or obligations of the type in which it may invest; however, the Fund may lend its portfolio securities in an amount not to exceed 30% of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and the Fund's Board of Directors.
         8. Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act) except as permitted in Investment Restriction Nos. 1, 2, 3 and 6.


                               [Page C-1]

(PRELIMINARY COPY)

           DREYFUS STRATEGIC GOVERNMENTS INCOME, INC.

     The undersigned stockholder(s) of Dreyfus Strategic Governments Income, Inc. hereby appoints Robert R. Mullery and Lawrence B. Stoller, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of Dreyfus Strategic Governments Income, Inc. standing in the name of the undersigned at the close of business on March 27, 1998 at the Annual Meeting of Stockholders to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, commencing at 10:00 a.m. on Friday, June 5, 1998, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE SIDE
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, AND, IN THE CASE OF PROPOSAL 3, WILL BE VOTED FOR SUCH PROPOSAL AND, IN THE CASE OF PROPOSAL 2, FOR THE NOMINEES LISTED BELOW, UNLESS OTHERWISE INDICATED.

THE BOARD DOES NOT FAVOR PROPOSAL 1.

1. To consider a proposal to convert the Fund from a closed-end investment company to an open-end investment company, which includes changing the Fund's subclassification from a closed-end investment company to an open-end investment company, amending and restating the Fund's Articles of Incorporation, and changing certain fundamental investment policies of the Fund.

       FOR               AGAINST             ABSTAIN

      /     /            /     /             /     /


2.   To elect Directors as follows:

     (NOTE: Stockholders should vote in respect of both A. and B. below)

          A.   If  Proposal 1 is not approved, to elect two Class III
          Directors

     Class III -- Diane Dunst, Rosaling G. Jacobs

               /    /    FOR all nominees listed to the right

               /    /    WITHHOLD AUTHORITY to vote for all nominees listed
               to the right

               /    /    WITHHOLD AUTHORITY only for those nominee(s) whose
               name(s) I have struck a line through above.

     B.   If Proposal 1 is approved, to elect eight Directors

     David W. Burke, Diane Dunst, Joseph S. DiMartino, Rosalind Gersten Jacobs, Jay I. Meltzer, Daniel Rose, Warren B. Rudman, Sander Vanocur

               /    /    FOR all nominees listed to the right

               /    /    WITHHOLD AUTHORITY to vote for all nominees listed
               to the right

               /    /    WITHHOLD AUTHORITY only for those nominee(s) whose
               name(s) I have struck a line through above.

3. To ratify the selection of Ernst & Young LLP as independent auditors of the Fund.

       FOR               AGAINST              ABSTAIN

      /     /            /     /             /     /

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) thereof.

     /    /    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by an attorney, executor, administrator, trustee or guardian, please give full title.



Dated: ______________________________________________, 1998



___________________________________________________________
               Signature(s)



___________________________________________________________
               Signature(s)

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(PRELIMINARY COPY)

           DREYFUS STRATEGIC GOVERNMENTS INCOME, INC.

                           IMPORTANT

                      PLEASE ACT PROMPTLY
          SIGN, DATE AND MAIL YOUR PROXY CARD(S) TODAY.

No matter how many shares you own, your vote is important. Voting can also help the Fund save money. To hold a meeting, a quorum must be represented. Voting today can save the Fund the expense of another solicitation for proxies required to achieve a quorum.

Please note, that if you hold more than one account in the Fund, a proxy card will be sent to you for each of your accounts. You should sign and return each proxy card in order for all your votes to be counted.

Thank you for your interest in the Fund.